Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Aeglea BioTherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457 (h)	1,974,205(2)	$2.30(3)	$4,540,672(3)	0.0000927	$420.93
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457 (h)	493,551(4)	$2.00(5)	$987,102(5)	0.0000927	$91.51
Total Offering Amounts					$5,527,774		$512.44
Total Fee Offsets(6)							-
Net Fee Due							$512.44

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 EIP”) and 2016 Employee Stock Purchase Plan, as amended (“2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Represents 1,974,205 shares to be registered and available for grant under the 2016 EIP resulting from the annual 4% increase in the number of authorized shares available for issuance under the 2016 EIP.

(3)

Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $2.30 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 4, 2022.

(4)

Represents 493,551 shares to be registered and available for grant under the 2016 ESPP resulting from the annual 1% increase in the number of authorized shares available for issuance under the 2016 ESPP.

(5)

Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $2.30 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 4, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2016 ESPP.

(6)	The Registrant does not have any fee offsets.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.